Exhibit 99.1

Better Choice Company Appoints Walmart and PepsiCo Veteran Andreas Schulmeyer as Chief Financial Officer

Schulmeyer Brings Nearly Two Decades of Strategic, Financial and E-Commerce Leadership Experience to Global Animal Health and Wellness CBD Company

NEW YORK, N.Y. – July 9, 2019 – Better Choice Company Inc. (OTCQB: BTTR) (the “Company” or “Better Choice”), an animal health and wellness CBD company, today announced the appointment of Andreas Schulmeyer as its Chief Financial Officer, effective immediately. Mr. Schulmeyer has nearly two decades of financial and e-commerce experience and previously served in CFO roles at both Wal-Mart and PepsiCo.

“Andreas’ deep, impressive financial background makes him the perfect choice for the CFO role at Better Choice,” said Damian Dalla-Longa, Co-CEO of Better Choice. “My team and I have been in search of a CFO with a proven track record and vast leadership experience, which is everything that Andreas brings to the table. We look forward to working closely with him to further cement Better Choice’s position as a leading global health and wellness business for animals.”

Mr. Schulmeyer previously served as CFO - Global e-Commerce and CFO - Asia, at Walmart. During his tenure there, he led the financial planning, reporting and controls for the over $10 billion e-commerce business, with the business growing over 30% during his tenure as CFO, and closed and/or integrated 12 acquisitions over three years. Mr. Schulmeyer also led the finance and strategy across the Asian markets, including Japan, China and India, with over 650 stores.

Additionally, as former CFO, China Beverages, at PepsiCo, Mr. Schulmeyer managed financial controls and planning, business development, M&A and IT functions with more than 800 employees across 20 legal entities. During his tenure, China became the largest international beverage market for PepsiCo and accounted for about 20 percent of global volume growth. Mr. Schulmeyer joins Better Choice from his private consulting business, Faultline Solutions LLC, where he advised and consulted on the challenges involved in grocery and cross-border e-commerce.

“Joining Better Choice Company is an incredible opportunity and the right next step for me in my career. In this position I will have the unique opportunity to help build a business that is changing the pet food industry by developing innovative products that create longer, better lives for pets,” said Andreas Schulmeyer, appointed CFO of Better Choice. “I look forward to getting started immediately and hitting the ground running with the team.”

Mr. Schulmeyer holds two Master of Science degrees in management and aero / astronautical engineering from the Massachusetts Institute of Technology (MIT) and Bachelor of Science degree in aero / astronautical engineering from the University of Illinois.

About Better Choice Company, Inc.
At the foundation of Better Choice Company Inc., is the belief that good health practices and nutrition contribute to, and promote, a higher quality of life. Better Choice, an animal health and wellness CBD company, has acquired TruPet LLC, an online seller of ultra-premium, all-natural pet food, treats and supplements, with a special focus on freeze dried and dehydrated raw products, and Bona Vida, Inc., an innovative emerging CBD platform, focused on developing a portfolio of brand and product verticals within the animal and human health and wellness space. For more information, please visit https://www.betterchoicecompany.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC.  Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contacts:
Better Choice Company Inc.
Damian Dalla-Longa, Co-CEO

Better Choice Company Inc.
Lori R. Taylor, Co-CEO

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
212.896.1254
BTTR@KCSA.com

Media Contact:
KCSA Strategic Communications
Caitlin Kasunich, Senior Vice President
212.896.1241
BTTR@KCSA.com